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                                                                    EXHIBIT 21.1

                                KCI Subsidiaries

KINETIC CONCEPTS, INC., a Texas corporation
     (Tax ID #74-1891727)

Subsidiaries:

1.   KCI Therapeutic Services, Inc., a Delaware corporation
     (Tax ID #74-2152396)

     (a) KCI-RIK Acquisition Corp., a Delaware corporation

2.   KCI New Technologies, Inc., a Delaware corporation
     (Tax ID #74-2615226)

3.   KCI Properties Limited, a Texas limited liability company
     (Tax ID #74-2621178)

4. KCI Real Property Limited, a Texas limited liability company, d/b/a Premier Properties (Tax ID #74-2644430)

5.   KCI Air, Inc., a Delaware corporation
     (Tax ID #74-2765302)

6.   Medical Retro Design, Inc., a Delaware corporation
     (Tax ID #74-2652711)

7.   KCI Holding Company, Inc., a Delaware corporation
     (Tax ID #74-2804102)

     (a) KCI Insurance Company, Ltd., a Cayman Islands corporation

     (b) KCI Equi-Tron Inc., a Canadian corporation

         (i) Equi-Tron Mfg. Inc., a Canadian corporation

8.   Plexus Enterprises, Inc., a Delaware corporation
     (Tax ID #74-2814710)

     (a) NDM(UK) Limited, a United Kingdom corporation

9. The Kinetic Concepts Foundation, a Texas non-profit corporation (Tax ID#74-2822321)

10.  KCI International, Inc., a Delaware corporation
     (Tax ID #51-0307888)

     (a)  KCI Medical Canada, Inc., a Canadian corporation
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     (b)  KCI Medical Limited, a United Kingdom corporation (formerly Mediscus
          International Limited), name change effective October 31, 1995


          (i) KCI Medical United Kingdom Limited, a United Kingdom corporation

          (ii)   Mediscus Products Limited, a United Kingdom corporation

                 a. KCII Medical Ltd., a United Kingdom corporation

          (iii) Home-Care Medical Products Limited (formerly KCII Medical Limited), a United Kingdom corporation

     (c) KCI Medical Holdings GmbH (formerly KCI Handels GmbH), a German corporation

          (i)    KCI Mediscus Produkte GmbH, a German corporation

          (ii) KCI Therapie Gerate mbH (formerly Verwalt), a German corporation

     (d)  Equipement Medical KCI, S.A.R.L., a French corporation

     (e)  KCI Mediscus AG, a Swiss corporation

     (f) KCI Mediscus Klinikausstattung Gesellschaft mbH with domicile in Vienna

     (g)  KCI Europe Holding B.V., a Netherlands corporation

          (i)    KCI Medical B.V., a Netherlands corporation

          (ii) KCI Medica Espana, S.A., a Spanish corporation (partially incorporated)

     (h) KCI International-Virgin Islands, Inc., a Virgin Islands corporation

          (i)    Ethos Medical Group Ltd., an Ireland corporation


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     (k)  KCI Medical Australia PTY, Ltd., an Australian corporation

     (l)  KCI Medical S.r.l., an Italian corporation

     (m)  KCI Medical A/S, Denmark

     (n)  KCI Medical AB, Sweden


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